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                                                               EXHIBIT (11)(a)

                       CONSENT OF INDEPENDENT AUDITORS

    We consent to the use in this Post-Effective Amendment No. 70 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 2-22019) on behalf of Eaton Vance Asian Small Companies Fund of our report dated December 15, 1997, relating to Eaton Vance Asian Small Companies Fund (formerly EV Marathon Asian Small Companies Fund), and of our report dated December 15, 1997, relating to Asian Small Companies Portfolio, which reports are included in the Statement of Additional Information, which is part of such Registration Statement.

    We also consent to the reference to our Firm under the caption "Independent Certified Public Accountants" in the Statement of Additional Information of the Registration Statement.

                                            /s/ DELOITTE & TOUCHE LLP
                                                -----------------------------
                                                DELOITTE & TOUCHE LLP
December 17, 1997
Boston, Massachusetts